Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration
Statement No. 33-89948 of Central Coast Bancorp on Form S-8 of our report dated January 24, 2000 (February 28, 2000 as to the stock dividend information in Note 1), appearing in the Annual Report on Form 10-K of Central Coast Bancorp for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP

Salinas, California
March 27, 2000